Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Evoke Pharma, Inc.

Solana Beach, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251614) and Form S-8 (No. 333-273912, 333-224897, 333-219960, 333-211302, and 333-191518) of Evoke Pharma, Inc. (the “Company”) of our report dated March 14, 2024, relating to the financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Diego, California

March 14, 2024